EXHIBIT 10.1
                              SETTLEMENT AGREEMENT


         SETTLEMENT AGREEMENT, dated the 19th day of April, 2007 (this "Agreement"), by and among Premiere Global Services, Inc., a Georgia corporation (the "Company"), and Crescendo Partners II, L.P., Series E, Crescendo Investments II, LLC, Crescendo Advisors II, LLC, Eric S. Rosenfeld, Delacourt Holdings Ltd., Colin D. Watson and the Premiere Full Value Committee (each a "Crescendo Party" and collectively, "Crescendo").

         WHEREAS, Crescendo (i) has publicly stated that it intends to solicit proxies for the election of its own opposition slate of nominees to the Company's Board of Directors (the "Board") and to approve an amendment to the Company's Second Amended and Restated Bylaws (the "Bylaws") to declassify the Board (the "Proxy Solicitation"), and (ii) has taken certain actions in furtherance thereof, including filing preliminary proxy soliciting materials with the Securities and Exchange Commission (the "SEC") and, in letters dated November 30, 2006 and January 11, 2007, requesting to inspect certain of the Company's books, records and documents pursuant to Section 14-2-1602 of the Georgia Business Corporation Code (the "Demand Letters");

         WHEREAS, the Company has informed Crescendo that the Company intends to commence a $150,000,000 self tender offer for up to 11,857,707 shares of Company common stock par value $0.01 per share (the "Common Stock"), at a price of $12.65 per share and to propose an amendment to its Bylaws to declassify its Board; and

         WHEREAS, the Company and Crescendo have determined that it is in the best interests of the Company and its shareholders to avoid the substantial expense, disruption and adverse publicity that would result from the Proxy Solicitation.

         NOW, THEREFORE, in consideration of the foregoing premises and the respective representations, warranties, covenants, agreements and conditions hereinafter set forth, and, intending to be legally bound hereby, the parties hereby agree as follows:

         1. Matters Related to the 2007 Annual Meeting of Shareholders.

                  (a) Board Declassification. In accordance with the Bylaws, in connection with its 2007 Annual Meeting of Shareholders (the "2007 Annual Meeting"), the Company shall submit a resolution to its shareholders at the 2007 Annual Meeting to declassify the Company's Board and provide for the annual election of all directors (the "Declassification Proposal"), the first of such annual elections to take place at the Company's 2008 Annual Meeting of Shareholders (the "2008 Annual Meeting"). The Company shall include the Declassification Proposal in its notice of meeting and its proxy statement for the 2007 Annual Meeting, shall recommend to shareholders their approval and adoption of the Declassification Proposal, and shall solicit proxies for the Declassification Proposal in the same manner as other proposals to shareholders in the Company's proxy statement for the 2007 Annual Meeting. All members of the Company's Board have agreed to support and vote for the Declassification Proposal and to solicit and actively seek the approval of the Declassification Proposal.

                  (b) Company Nomination. The Company shall nominate Mr. W. Steven Jones and Mr. J. Walker Smith, Jr. (the "2007 Nominees") for re-election to the Board at the 2007 Annual Meeting.

                  (c) Crescendo Vote. Each Crescendo Party shall vote, and shall cause their respective Affiliates and Associates (as such terms are defined in Section 11) to vote, all Voting Securities (as such term is defined in Section
11) which they are entitled to vote at the 2007 Annual Meeting (i) in favor of the election of each of the 2007 Nominees, (ii) in favor of the Declassification Proposal, and (iii) in accordance with the recommendation of the Board on any other items of business to come before such meeting as specifically described in
Section 1(f) below.

                  (d) Crescendo Nominees Withdrawn. Crescendo hereby withdraws its nominations of Mr. Eric S. Rosenfeld and Mr. Colin D. Watson for election to the Board at the 2007 Annual Meeting and its proposal to amend the Bylaws to declassify the Board. Crescendo will promptly notify the SEC that it is withdrawing its preliminary proxy statement filed with the SEC on April 2, 2007. Each Crescendo Party will take all steps necessary to cease, and to cause all of their respective Affiliates and Associates immediately to cease, all efforts to nominate or elect Crescendo's nominees to the Board.

                  (e) Crescendo Withdraws Books and Records Request. Crescendo hereby withdraws its request to inspect certain of the Company's books, records and documents as set forth in the Demand Letters.

                  (f) 2007 Annual Meeting. The Company agrees that it will hold its 2007 Annual Meeting at such time as is determined by the Board to be prudent; provided that the Company shall use all reasonable efforts to cause the 2007 Annual Meeting to be held on or before June 28, 2007, and in no event shall such meeting be held later than August 15, 2007. The only items to be put to a shareholder vote at the 2007 Annual Meeting are (i) the election of two (2) directors and (ii) the Declassification Proposal; provided, that the Company may submit to a shareholder vote a proposal to adjourn the 2007 Annual Meeting to a later date solely for the purpose of soliciting additional proxies in favor of the Declassification Proposal; provided further, that proposals validly submitted by shareholders pursuant to Rule 14a-8 promulgated under the Exchange Act or the Company's Bylaws, and in compliance with such respective provisions, may be acted upon at the 2007 Annual Meeting to the extent required. To date, the Company represents that no such proposals have been submitted, other than the proposal submitted by Crescendo.

                  (g) 2008 Annual Meeting. In the event that the Declassification Proposal is not approved and adopted by the requisite vote of the holders of Common Stock entitled to vote on such proposal at the 2007 Annual Meeting, the Company shall promptly procure from each director of the Company whose term as a director would otherwise continue past the 2008 Annual Meeting a conditional resignation from the Board requiring such directors to voluntarily submit to reelection at the 2008 Annual Meeting and, if not so reelected, to resign from the Board effective as of the close of the 2008 Annual Meeting.

         2. Repurchase of Company Common Stock Through an Issuer Tender Offer. The Company shall, as soon as reasonably practicable after the execution of this Agreement (but in any event on or before April 25, 2007), commence a $150,000,000 self tender offer for up to 11,857,707 shares of Common Stock at a price of $12.65 per share (the "Offer"). Each of the Crescendo Parties agrees not to comment or otherwise disclose publicly their plans and intentions as to whether to tender shares into the Offer.

         3. Termination Date. This Agreement shall remain in full force and effect and shall be fully binding on the parties hereto in accordance with the provisions hereof until the earlier of (i) the date on which the 2008 Annual Meeting concludes without adjournment to a later date and (ii) June 30, 2008 (such later date, the "Termination Date").

         4. Standstill.

                  (a) Each Crescendo Party agrees that during the period commencing on the date hereof and ending on the Termination Date, without the prior written consent of the Board specifically expressed in a written resolution adopted by a majority vote of the entire Board, it will not, and will cause each of its Affiliates, Associates, officers, agents and other Persons acting on its behalf not to:

                           (i) acquire, offer or propose to acquire, or agree to acquire (except by way of stock dividends or other distributions or offerings made available to holders of Voting Securities generally on a pro rata basis, provided that any such securities so received shall be subject to the provisions hereof), directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another Person (as such term is defined in Section 14), by joining a partnership, limited partnership, syndicate or other "group" (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) or otherwise, any Voting Securities, if after giving effect to such acquisition it (by itself or together with any other Crescendo Party, their respective Affiliates and Associates and any other Person with whom it, such other Crescendo Party or any such Affiliate or Associate has any agreement, understanding or arrangement with respect to Voting Securities) would beneficially own more than 9.9% of the outstanding Voting Securities. For the purposes of computing the beneficial ownership at the time of any purchase, the number of outstanding Voting Securities shall be determined by the latest available Company filing with the SEC.

                           (ii) engage, or in any way participate, directly or indirectly, in any "solicitation" (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) of proxies or consents (whether or not relating to the election or removal of directors), seek to advise, encourage or influence any Person with respect to the voting of any Voting Securities; initiate, propose or otherwise "solicit" (as such term is defined in Rule 14a-1(l) promulgated by the SEC under the Exchange Act) shareholders of the Company for the approval of shareholder proposals whether made pursuant to Rule 14a-8 or Rule 14a-4 under the Exchange Act or otherwise; induce or attempt to induce any other Person to initiate any such shareholder proposal; or otherwise communicate or seek to communicate with the Company's shareholders or others pursuant to Rule 14a-1(l)(2)(iv) under the Exchange Act;

                           (iii) form, join or in any way participate in any "group" (within the meaning of Rule 13d-5 of Regulation 13D-G under the Exchange Act) with respect to any Voting Securities, other than a "group" that includes all or some lesser number of the Crescendo Parties, but does not include any other members who are not currently identified as a Crescendo Party;

                           (iv) deposit any Voting Securities in any voting trust or subject any Voting Securities to any arrangement or agreement with respect to the voting of any Voting Securities, except as expressly set forth in this Agreement;

                           (v) otherwise act, alone or in concert with others, to control or seek to control or influence or seek to influence the management, the Board or policies of the Company, except as otherwise expressly permitted in this Agreement;

                           (vi) have any discussions or communications, or enter into any arrangements, understanding or agreements (whether written or oral) with, or advise, finance, assist or encourage, any other Person in connection with any of the foregoing, or make any investment in or enter into any arrangement with, any other Person that engages, or offers or proposes to engage, in any of the foregoing; or

                           (vii) make any proposal (including publicly disclose or discuss any proposal) or enter into any discussion regarding any of the foregoing, or make any proposal, statement or inquiry, or disclose any intention, plan or arrangement (whether written or oral) inconsistent with the foregoing, make any demand to review any of the books and records of the Company, including any list of shareholders, or make or publicly disclose any request to amend, waive or terminate any provision of this Agreement;

                           (viii) take any initiative with respect to the Company or any of its subsidiaries which involves making a public announcement or that could require the Company or any of its subsidiaries to make a public announcement regarding such initiative or any of the activities referred to in any of the foregoing subparagraphs
         (i) through (viii);

                           (ix) take or cause or induce others to take any action inconsistent with any of the foregoing.

                  (b) Notwithstanding the foregoing, Crescendo shall be relieved from compliance with the provisions of Section 4(a) hereof to the extent necessary to permit it to nominate no more than two candidates for election to the Board as a director to run as a "short slate" against the Board's slate of nominees for the 2008 Annual Meeting and to solicit proxies in support of such candidate(s) for election to the Board, as well as to request a shareholder list and related information and make any and all filings and/or announcements necessary in the sole discretion of Crescendo, in connection with such nomination, and to vote all Voting Securities that are then beneficially owned by Crescendo in favor of the election of such candidate or candidates to the Board and in any way the Crescendo Parties see fit with regard to any nominees on the slate nominated by the Board for the 2008 Annual Meeting.

         5. Release.

                  (a) Crescendo hereby agrees for the benefit of the Company, and each officer, director, shareholder, agent, affiliate, employee, attorney, assigns, predecessor, and successor, past and present, of the Company (the Company and each such person being a "Company Released Person") as follows:
Crescendo, for themselves and for their members, officers, directors, assigns, agents, and successors, past and present, hereby agree and confirm that, effective from and after the date of this Agreement, they hereby acknowledge full and complete satisfaction of, and covenant not to sue, and forever fully release and discharge each Company Released Person of, and hold each Company Released Person harmless from, any and all ("Claims") of any nature whatsoever, whether known or unknown, suspected or unsuspected, including, but not limited to those arising in respect of or in connection with the nomination and election of directors or other actions to be taken at the 2007 Annual Meeting, occurring any time or period of time on or prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions).

                  (b) The Company hereby agrees for the benefit of each Crescendo Party, and each member, officer, director, shareholder, agent, affiliate, employee, attorney, assign, predecessor, and successor, past and present, of each Crescendo Party (Crescendo and each such person being a "Crescendo Released Person") as follows: the Company, for itself and for its officers, directors, assigns, agents, and successors, past and present, hereby agrees and confirms that, effective from and after the date of this Agreement, it hereby acknowledges full and complete satisfaction of, and covenants not to sue, and forever fully releases and discharges each Crescendo Released Person of, and hold each Crescendo Released Person harmless from, any and all Claims of any nature whatsoever, whether known or unknown, suspected or unsuspected, including, but not limited to those arising in respect of or in connection with the nomination and election of directors or other actions to be taken at the 2007 Annual Meeting, occurring any time or period of time on or prior to the date of this Agreement (including the future effects of such occurrences, conditions, acts or omissions).

         6. Representations and Warranties of Crescendo. Each Crescendo Party represents and warrants as follows:

                  (a) Each Crescendo Party has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly and validly authorized, executed, and delivered by each Crescendo Party, constitutes a valid and binding obligation and agreement of each Crescendo Party, and is enforceable against each Crescendo Party in accordance with its terms.

                  (c) Crescendo, together with their Affiliates and Associates, beneficially own, directly or indirectly, an aggregate of 2,814,400 shares of Common Stock of the Company as set forth by beneficial owner and amount on Schedule A hereto and such shares of Common Stock constitute all of the Voting Securities of the Company beneficially owned by each Crescendo Party and their respective Affiliates and Associates.

         7. Representations and Warranties of the Company. The Company hereby represents and warrants as follows:

                  (a) The Company has the corporate power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby.

                  (b) This Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company, and is enforceable against the Company in accordance with its terms.

         8. Specific Performance. Each of Crescendo, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other party hereto would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable in damages. It is accordingly agreed that Crescendo, on the one hand, and the Company, on the other hand (the "Moving Party"), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof and the other party hereto will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity.

         9. Press Release. Immediately following the execution and delivery of this Agreement, the Company and Crescendo shall issue the joint press release attached hereto as Exhibit A (the "Press Release"). None of the parties hereto will prior to the Termination Date make any public statements (including in any filing with the SEC or any other regulatory or governmental agency, including any stock exchange) that are inconsistent with, or otherwise contrary to, the statements in the Press Release issued pursuant to this Section 9. Following the date hereof, no Crescendo Party, nor any of their respective Affiliates or Associates, shall prior to the Termination Date issue or cause the publication of any press release or other public announcement with respect to this Agreement, the Company, its management or the Board or the Company's business without prior written consent of the Company, provided, however, that Crescendo
(i) shall withdraw its preliminary proxy statement in accordance with Section 1(d) of this Agreement or as otherwise required by law, (ii) may make other filings as required by law and (iii) may, consistent with its obligations pursuant to Section 3 hereof, make public announcements and take such positions as it deems appropriate to the extent that the Company makes any public announcement with regard to an extraordinary transaction of any kind or nature.

         10. Expenses. Within 10 business days following receipt of reasonably satisfactory documentation thereof, the Company will reimburse Crescendo for its documented out-of-pocket fees and expenses incurred in connection with its putative Proxy Solicitation and the negotiation and execution of this Agreement and all related activities and matters, provided such reimbursement shall not exceed $100,000 in the aggregate.

         11. No Waiver. Any waiver by either the Representative (as hereinafter defined) or the Company of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of either the Representative or the Company to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

         12. Certain Definitions. As used in this Agreement, (a) the term "Person" shall mean any individual, partnership, corporation, group, syndicate, trust, government or agency, or any other organization, entity or enterprise;
(b) the terms "Affiliates" and "Associates" shall have the meanings set forth in Rule 12b-2 under the Exchange Act and shall include Persons who become Affiliates or Associates of any Person subsequent to the date hereof; and (c) the term "Voting Securities" shall mean any securities of the Company entitled, or which may be entitled, to vote (whether or not entitled to vote generally in the election of directors), or securities convertible into or exercisable or exchangeable for such securities, whether or not subject to passage of time or other contingencies.

         13. Successors and Assigns. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto and any attempt to do so will be void. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         14. Survival of Representations. All representations and warranties made by the parties in this Agreement under Sections 6 and 7 shall survive until the Termination Date. The provisions of Section 5 of this Agreement shall survive the Termination Date.

         15. Entire Agreement; Amendments. This Agreement contains the entire understanding of the parties hereto with respect to its subject matter. There are no restrictions, agreements, promises, representations, warranties, covenants or undertakings other than those expressly set forth herein. This Agreement may be amended only by a written instrument duly executed by the parties hereto or their respective successors or assigns.

         16. Headings. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         17. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt), (b) upon sending if sent by email or facsimile, with electronic confirmation of sending; provided, however, that a copy is sent on the same day by registered mail, return receipt requested, in each case to the appropriate mailing and e-mail or facsimile addresses set forth below (or to such other mailing, facsimile and e-mail addresses as a party may designate by notice to the other parties in accordance with this provision), (c) one (1) day after being sent by nationally recognized overnight carrier to the addresses set forth below (or to such other mailing addresses as a party may designate by notice to the other parties in accordance with this Section 17) or
(d) when actually delivered if sent by any other method that results in delivery (with written confirmation of receipt):

         If to the Company:

              Premiere Global Services, Inc.
              3399 Peachtree Road. N.E.
              The Lenox Building, Suite 700
              Atlanta, Georgia 30326
              Attn: General Counsel
              Telecopy:  (404) 262-8540
              Email: scott.askins@premiereglobal.com

         with a copy to:

              Alston & Bird LLP
              950 F Street, N.W.
              Washington, DC  20004
              Attn: David E. Brown, Jr.
              Telecopy:  (202) 654-4945
              Email: david.brown@alston.com

         If to Crescendo or the Representative:

              Eric S. Rosenfeld
              c/o Crescendo Partners
              10 East 53rd Street, 53rd Floor
              New York, New York 10022
              Telecopy:  (212) 319-0760
              Email: erosenfeld@crescendopartners.com
         with a copy to:

              Olshan Grundman Frome Rosenzweig & Wolosky LLP
              65 East 55th Street
              New York, New York 10022
              Attention: Steven Wolosky
              Telecopy: (212) 451-2222
              Email: swolosky@olshanlaw.com

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

         18. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without reference to the conflict of laws principles thereof.

         19. Counterparts. This Agreement may be executed in counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

         20. Crescendo Representative. Crescendo hereby irrevocably appoints Eric S. Rosenfeld as its attorney-in-fact and representative (the "Representative"), in its place and stead, to do any and all things and to execute any and all documents and give and receive any and all notices or instructions in connection with this Agreement and the transactions contemplated hereby. The Company shall be entitled to rely, as being binding on Crescendo, upon any action taken by the Representative or upon any document, notice, instruction or other writing given or executed by the Representative.

         21. No Admission. Nothing contained herein shall constitute an admission by any party hereto of liability or wrongdoing.


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                                       9

         IN WITNESS WHEREOF, each of the undersigned parties has executed or caused this Agreement to be executed or caused to be executed on its behalf on the date first above written.


                                      PREMIERE GLOBAL SERVICES, INC.


                                      By: /s/ L. Scott Askins
                                          -----------------------------------
                                      Name:   L. Scott Askins
                                      Title:  SVP-Legal


                                      CRESCENDO PARTNERS II, L.P., SERIES E


                                      By: /s/ Eric S. Rosenfeld
                                          -----------------------------------
                                      Name:   Eric S. Rosenfeld
                                      Title:  Managing Member


                                      CRESCENDO INVESTMENTS II, LLC


                                      By: /s/ Eric S. Rosenfeld
                                          -----------------------------------
                                      Name:   Eric S. Rosenfeld
                                      Title:  Managing Member

                                      CRESCENDO ADVISORS II LLC

                                      By: /s/ Eric S. Rosenfeld
                                          -----------------------------------
                                      Name:   Eric S. Rosenfeld
                                      Title:  Managing Member


                                      /s/ Eric S. Rosenfeld
                                      ---------------------------------------
                                      ERIC S. ROSENFELD


                                      DELACOURT HOLDINGS LTD.


                                      By: /s/ Colin D. Watson
                                          -----------------------------------
                                      Name:   Colin D. Watson
                                      Title:  President

                                      /s/ Colin D. Watson
                                      ---------------------------------------
                                      COLIN D. WATSON


                                      THE PREMIERE FULL VALUE COMMITTEE.


                                      By: /s/ Eric S. Rosenfeld
                                          -----------------------------------
                                      Name: Eric S. Rosenfeld
                                      Title:   Authorized Signatory

                                   Schedule A
                                   ----------

          Summary of Beneficial Ownership of Shares of Common Stock of
                         Premiere Global Services, Inc.

----------------------------------- --------------------------- ----------------
Beneficial Owner                    Amount Beneficially Owned   Percent of Class
----------------------------------- --------------------------- ----------------
Crescendo Capital Partners II,       2,809,400                    4.0%
L.P. Series E
----------------------------------- --------------------------- ----------------
Crescendo Investments II,            2,809,400                    4.0%
LLC
----------------------------------- --------------------------- ----------------
Eric S. Rosenfeld                    2,809,400                    4.0%
----------------------------------- --------------------------- ----------------
Delacourt Holdings Ltd.                  5,000                    Less than 1%
----------------------------------- --------------------------- ----------------
Colin D. Watson                          5,000                    Less than 1%
----------------------------------- --------------------------- ----------------
The Premiere Full Value              2,814,400                    4.0%
Committee
----------------------------------- --------------------------- ----------------